EXHIBIT 99.1

NMI Holdings, Inc. Reports Second Quarter 2014 Financial Results

EMERYVILLE, CA - August 7, 2014 - NMI Holdings, Inc., (NASDAQ: NMIH) (the “Company”), the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company, today reported its results for the three and six months ended June 30, 2014. The Company reported a net loss for the three months ended June 30, 2014 of $12.9 million or $0.22 per share. The Company reported a net loss for the six months ended June 30, 2014 of $27.9 million, or $0.48 per share.
In the second quarter of 2014, the Company had primary new insurance written of $429.9 million compared to $354.3 million of primary new insurance written in the quarter ended March 31, 2014. The Company did not write any new pool insurance in the first six months of 2014.
"We are pleased to see strong growth in new insurance written quarter over quarter," said Bradley Shuster, president and CEO of NMI Holdings, Inc. "National MI continues to receive very positive feedback on our products from existing customers as well as new and potential customers. We continue to build momentum into the second half of 2014."
As of June 30, 2014, the Company had primary risk-in-force of $220.9 million compared to primary risk-in-force of $115.5 million as of March 31, 2014. Pool risk-in-force was unchanged as of June 30, 2014 remaining at $93.1 million.
Total revenues for the second quarter were $4.5 million, comprised of $2.1 million in premiums earned, $1.5 million of investment income and $0.9 million of gain from change in the fair value of the warrant liability. Total expenses for the quarter were $18.7 million.
Total revenues for the first six months of 2014 were $8.8 million, comprised of $4.0 million in premiums earned, $3.0 million of investment income and $1.8 million of gain from the change in the fair value of the warrant liability. Total expenses for the six months ended June 30, 2014 were $38.0 million compared to $29.4 million for the six months ended June 30, 2013, driven primarily by expanding operations and the hiring of personnel.
At June 30, 2014, the Company had approximately $448.0 million of cash and investments and book equity of $443.9 million or $7.61 in book value per share, based on shares outstanding of 58,363,334. This book value excludes any benefit attributable to the Company’s net deferred tax asset.
Cash and investments at the holding company stood at $239.1 million at June 30, 2014, excluding investments in the Company's insurance subsidiaries. Cash and investments at the Company's insurance subsidiaries at June 30, 2014 was $208.9 million.
On July 10, 2014, the Federal Housing Finance Agency ("FHFA") issued proposed Private Mortgage Insurer Eligibility Requirements (“PMIERs”) for public comment. The PMIERs, when finalized, will establish the standards for private mortgage insurers to be approved to insure residential mortgages sold to or guaranteed by Fannie Mae and Freddie Mac. "National MI believes a strong and financially stable private mortgage insurance industry is a key component of a healthy residential mortgage market," Shuster said. "National MI has a conservative balance sheet and a strong financial position, with a disciplined risk management philosophy. We plan to submit comments on the proposed requirements to the FHFA by the September 8 deadline, and we expect to comply with the new PMIERs within the time frame allowed."

Conference Call and Webcast Details
NMI Holdings, Inc. will hold a conference call today, August 7, 2014 at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to allow analysts and stockholders the opportunity to hear management discuss the Company's quarterly results. The conference call will be broadcast live on the Company’s website, on the "Events and Presentations" page of the "Investors" section at http://ir.nationalmi.com. The call may also be accessed by dialing (888) 734-0328 inside the U.S., or (678) 894-3054 for international callers, using conference ID: 71636874 or by referencing NMI Holdings, Inc. Investors and analysts are asked to dial-in ten minutes before the conference call begins.

About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

EXHIBIT 99.1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: our ability to implement our business strategy, including the development of our customer base and implementing continued enhancements to our infrastructure and systems; changes in the business practices of the GSEs, including the timing of and final requirements in their proposed new mortgage insurer eligibility requirements or any of their decisions that may impact the use of private mortgage insurance; actions of existing competitors; changes to laws and regulations that impact the role of the GSEs in the secondary market or the use of private mortgage insurance and general economic downturns and volatility. These risks and uncertainties also include, but are not limited to, those set forth under the heading “Risk Factors” in our most recent Registration Statement on Form S-1, and described from time to time in subsequent reports filed with the U.S. Securities and Exchange Commission, including our Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013, as updated from time to time in subsequent reports filed with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Media Contact:
Mary McGarity
Strategic Vantage Marketing & Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	(In Thousands, except for share data)
Premiums written
Direct	$5,051	$1	$10,229	$1
Net premiums written	5,051	1	10,229	1
Increase in unearned premiums	(2,958)	—	(6,232)	—
Net premiums earned	2,093	1	3,997	1
Net investment income	1,468	1,407	2,957	1,817
Net realized investment gains	—	452	—	481
Gain (loss) from change in fair value of warrant liability	952	(1,114)	1,769	(1,080)
Gain from settlement of warrants	—	—	37	—
Total Revenues	4,513	746	8,760	1,219
Expenses
Insurance claims and claims expenses	28	—	28	—
Amortization of deferred policy acquisition costs	42	—	61	—
Other underwriting and operating expenses	18,595	17,020	37,877	29,445
Total Expenses	18,665	17,020	37,966	29,445
Loss before income taxes	(14,152)	(16,274)	(29,206)	(28,226)
Income tax benefit	(1,297)	—	(1,297)	—
Net Loss	$(12,855)	$(16,274)	$(27,909)	$(28,226)

Loss per share
Basic and diluted loss per share	$(0.22)	$(0.29)	$(0.48)	$(0.51)
Weighted average common shares outstanding	58,289,801	55,629,932	58,176,181	55,565,374

EXHIBIT 99.1

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	June 30, 2014	December 31, 2013
	(In Thousands)
Total investment portfolio	$413,307	$409,088
Cash and cash equivalents	34,671	55,929
Deferred policy acquisition costs, net	1,051	90
Software and equipment, net	10,172	8,876
Other assets	6,962	7,236
Total Assets	$466,163	$481,219
Reserve for insurance claims and claims expenses	$28	$—
Accounts payable and accrued expenses	8,494	10,052
Unearned premiums	7,679	1,446
Warrant liability	4,552	6,371
Current tax payable	1,367	—
Other liabilities	133	133
Total Liabilities	22,253	18,002
Total Shareholders' Equity	443,910	463,217
Total Liabilities and Shareholders' Equity	$466,163	$481,219

EXHIBIT 99.1

New Insurance Written ("NIW"), Insurance in Force ("IIF") and Risk in Force ("RIF")

A significant portion of our NIW in the first six months of 2014 was comprised of single premium policies. Our single premium polices are currently written in two ways: single premium policies written on a loan by loan basis (“Single”) and single premium policies written on loans aggregated and delivered by the lender in a single transaction (“Aggregated Single”). Prior to writing Aggregated Single policies, the lender solicits single premium bids from us and other private MI companies. Because of the lower acquisition cost, the competitive bidding process and traditionally higher FICO scores associated with these policies, Aggregated Single policies have a lower premium than our Single premium policies.
While our single premium policies (including Single and Aggregated Single) currently represent the majority of our NIW and IIF, we expect the mix of our policy type to change meaningfully in future quarters with an increasing percentage of monthly premium policies. Our current long term expectation is for our total single premium polices (including Single and Aggregated Single) to collectively represent ten to twenty percent of our NIW and IIF as we expand our customer base and our business develops.
The tables on the following pages provide information on our current IIF by different metrics, including basis points, FICO distributions, LTV, premiums written and earned, average loan size and geographic distribution.
The table below shows NIW, IIF, RIF, policies in force, the weighted-average coverage, loans in default and the risk in force on that defaulted loan, by quarter, for the last four quarters, for our primary book.

Primary	Quarter Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Dollars in Thousands)
New insurance written	$429,944	$354,313	$157,568	$3,560
Insurance in force (end of period)	$939,753	$514,796	$161,731	$4,604
Risk in force (end of period)	$220,949	$115,467	$36,516	$1,196
Policies in force (end of period)	3,865	2,072	653	22
Weighted-average coverage (1)	23.5%	22.4%	22.6%	26.0%
Loans in default (count)	1	—	—	—
Risk in force on defaulted loans	$100	$—	$—	$—

(1)	End of period RIF divided by IIF.

EXHIBIT 99.1

The table below shows primary and pool IIF, NIW and premiums written and earned by policy type.

Primary and Pool
	As of and for the quarter ended June 30, 2014				As of and for the quarter ended March 31, 2014
	IIF	NIW	Premiums Written	Premiums Earned	IIF	NIW	Premiums Written	Premiums Earned
	(In Thousands)
Monthly	$277,490	$206,767	$301	$301	$73,734	$50,136	$99	$99
Single	125,056	97,037	2,086	224	28,020	26,518	535	56
Aggregated Single	537,207	126,140	1,292	196	413,042	277,659	3,150	355
Total Primary	939,753	429,944	3,679	721	514,796	354,313	3,784	510

Pool	4,936,751	—	1,372	1,372	5,028,677	—	1,394	1,394
Total	$5,876,504	$429,944	$5,051	$2,093	$5,543,473	$354,313	$5,178	$1,904

	As of and for the quarter ended December 31, 2013				As of and for the quarter ended September 30, 2013
	IIF	NIW	Premiums Written	Premiums Earned	IIF	NIW	Premiums Written	Premiums Earned
	(In Thousands)
Monthly	$24,558	$20,395	$25	$25	$4,604	$3,560	$6	$6
Single	1,790	1,790	47	7	—	—	—	—
Aggregated Single	135,383	135,383	1,572	166	—	—	—	—
Total Primary	161,731	157,568	1,644	198	4,604	3,560	6	6

Pool	5,089,517	—	1,414	1,414	5,171,664	5,171,664	476	476
Total	$5,251,248	$157,568	$3,058	$1,612	$5,176,268	$5,175,224	$482	$482
The tables below show the initial weighted average premium, in basis points, the weighted average FICO and the weighted average LTV, by policy type, for the quarter in which the policy was originated.

Weighted Average Premium
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Shown in Basis Points)
Monthly	58	56	64	66
Single	215	205	251	—
Aggregated Single	102	113	116	—

Weighted Average FICO
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Monthly	747	749	747	762
Single	746	752	735	—
Aggregated Single	758	759	759	—

Weighted Average LTV
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Monthly	93%	92%	93%	92%
Single	93	92	92	—
Aggregated Single	90	90	90	—

EXHIBIT 99.1

The table below reflects our total NIW, IIF and RIF by FICO as of June 30, 2014.

Total Portfolio	NIW		IIF		RIF
	(Dollars in Thousands)
	As of June 30, 2014
>= 740	$4,828,040	78.9%	$4,637,903	78.9%	$221,984	70.7%
680 - 739	1,118,164	18.3	1,076,146	18.3	84,266	26.8
620 - 679	171,889	2.8	162,455	2.8	7,789	2.5
<= 619	—	—	—	—	—	—
Total	$6,118,093	100.0%	$5,876,504	100.0%	$314,039	100.0%
The table below reflects our primary NIW, IIF and RIF by FICO for the 2014 and 2013 books as of June 30, 2014.

Primary - 2014 Book	NIW		IIF		RIF
	(Dollars in Thousands)
	As of June 30, 2014
>= 740	$527,289	67.2%	$523,941	67.2%	$121,540	65.7%
680 - 739	238,307	30.4	237,685	30.5	58,656	31.7
620 - 679	18,661	2.4	18,492	2.3	4,796	2.6
<= 619	—	—	—	—	—	—
Total	$784,257	100.0%	$780,118	100.0%	$184,992	100.0%

Primary - 2013 Book	NIW *		IIF		RIF
	(Dollars in Thousands)
	As of June 30, 2014
>= 740	$113,907	70.2%	$113,207	70.9%	$25,168	70.0%
680 - 739	47,102	29.0	45,420	28.5	10,516	29.2
620 - 679	1,163	0.8	1,008	0.6	273	0.8
<= 619	—	—	—	—	—	—
Total	$162,172	100.0%	$159,635	100.0%	$35,957	100.0%
The table below reflects our pool NIW, IIF and RIF by FICO for the 2013 book as of June 30, 2014.

Pool - 2013 Book	NIW *		IIF		RIF
	(Dollars in Thousands)
	As of June 30, 2014
>= 740	$4,186,844	81.0%	$4,000,755	81.0%	$75,276	80.9%
680 - 739	832,755	16.1	793,041	16.1	15,094	16.2
620 - 679	152,065	2.9	142,955	2.9	2,720	2.9
<= 619	—	—	—	—	—	—
Total	$5,171,664	100.0%	$4,936,751	100.0%	$93,090	100.0%

*	Represents total NIW for the year ended December 31, 2013.

EXHIBIT 99.1

The tables below reflect our average primary loan size by FICO and the percentage of our RIF by loan type.

	June 30, 2014	December 31, 2013
Average Primary Loan Size by FICO	(In Thousands)
>= 740	$247	$253
680 - 739	236	237
620 - 679	222	194
<= 619	—	—

Percentage of RIF by Loan Type	Primary	Pool
As of June 30, 2014
Fixed	92.7%	100.0%
Adjustable rate mortgages:
Less than five years	0.2	—
Five years and longer	7.1	—
Total	100.0%	100.0%
The following chart reflects our RIF by LTV ratio. We calculate the LTV ratio of a loan as a percentage of the original loan amount to the original value of the property securing the loan.

Total RIF by LTV	Primary			Pool
	RIF	% of Total LTV	Policy Count	RIF	% of Total LTV	Policy Count
As of June 30, 2014	(Dollars in Thousands)
95.01% and above	$1,014	0.5%	15	$—	—%	—
90.01% to 95.00%	115,061	52.1	1,737	—	—	—
85.01% to 90.00%	84,790	38.4	1,394	—	—	—
80.01% to 85.00%	20,084	9.0	719	—	—	—
80.00% and below	—	—	—	93,090	100.0	21,265
Total RIF	$220,949	100.0%	3,865	$93,090	100.0%	21,265

EXHIBIT 99.1

The following charts show the distribution by state of our IIF and RIF, for both primary and pool insurance. The distribution of risk across the states as of the quarter ended June 30, 2014 is not necessarily representative of the geographic distribution we expect in the future.

Top 10 Primary IIF and RIF by State		IIF	RIF
As of June 30, 2014
1.	California	21.3%	21.3%
2.	Texas	4.7	4.8
3.	Virginia	4.6	4.4
4.	Michigan	4.4	4.4
5.	Florida	4.1	4.3
6.	New Jersey	3.7	3.4
7.	Georgia	3.6	3.7
8.	Colorado	3.4	3.5
9.	Arizona	3.4	3.4
10.	North Carolina	3.3	3.5
	Total	56.5%	56.7%

Top 10 Pool IIF and RIF by State		IIF	RIF
As of June 30, 2014
1.	California	28.6%	28.0%
2.	Texas	5.4	5.5
3.	Colorado	3.9	3.9
4.	Washington	3.9	3.9
5.	Massachusetts	3.7	3.6
6.	Illinois	3.7	3.7
7.	Virginia	3.7	3.7
8.	New York	2.9	2.9
9.	Florida	2.8	2.8
10.	New Jersey	2.7	2.7
	Total	61.3%	60.7%